Exhibit 10

Consent of Independent Registered Public Accounting Firm

The Board of Directors
American Fidelity Assurance Company, and
Contract Owners
American Fidelity Separate Account B:

We consent to the use of our reports included herein dated April 17, 2013 for American Fidelity Assurance Company and subsidiaries, and dated February 11, 2013 for American Fidelity Separate Account B, and the reference to our firm under the heading “Custodian and Independent Registered Public Accounting Firm” in the Statement of Additional Information on Form N-4. Our report on American Fidelity Assurance Company refers to the retrospective adoption of Accounting Standards Update (ASU) 2010–26, Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts.

KPMG LLP

Oklahoma City, Oklahoma
April 26, 2013